Exhibit 99.1

Regulus Therapeutics Enters into Agreement to be Acquired by Novartis AG

Novartis to acquire Regulus for $7.00 per share in cash, with potential to receive an additional $7.00 per share in cash through a contingent value right, for a total equity value of up to approximately $1.7 billion

Transaction is expected to be completed in the second half of 2025, subject to customary closing conditions

San Diego, April 30, 2025 – Regulus Therapeutics Inc. (Nasdaq: RGLS), a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs (the “Company” or “Regulus”), today announced that it has entered into an agreement and plan of merger with Novartis AG (“Novartis”) and an indirectly wholly owned subsidiary of Novartis, pursuant to which Novartis will acquire Regulus for an initial payment of $7.00 per share in cash at closing, or $0.8 billion. The upfront cash portion of the consideration represents a premium of 274 percent to Regulus’ 60-day volume-weighted average stock price and 108 percent to Regulus’ closing price on April 29, 2025. In addition, Regulus shareholders will receive a contingent value right (CVR) providing for payment of $7.00 per share, contingent upon the achievement of a milestone with respect to regulatory approval of Regulus’ lead product candidate, farabursen. Total consideration including the CVR, if the milestone is achieved, would be approximately $1.7 billion. The transaction has been unanimously approved by the Boards of Directors of both companies.

“We are excited to combine with Novartis to potentially bring farabursen to patients living with ADPKD, who currently have limited treatment options. Novartis’ established global development and commercial capabilities will enable this important new medicine to reach patients if approved,” said Jay Hagan, CEO of Regulus Therapeutics. “I am proud of the work that our team at Regulus has achieved in advancing this important new therapy and would like to thank all of the patients, investigators, and the ADPKD community in moving our program forward to this important milestone.”

“With limited treatment options currently available for patients suffering from ADPKD, farabursen represents a potential first-in-class medicine with a profile that may provide enhanced efficacy, tolerability and safety versus standard of care,” said Shreeram Aradhye, President, Development and Chief Medical Officer, Novartis. “ADPKD is the most common genetic cause of renal failure worldwide. The team at Regulus has done meaningful foundational work with farabursen, and we look forward to investigating its potential further as we aim to bring a better treatment option to patients in need.”

Completion of the transaction is expected in the second half of 2025, subject to the satisfaction or waiver of customary closing conditions, including the tender of shares representing at least a majority of the total number of Regulus’ outstanding shares, and other customary closing conditions and regulatory clearance. Until that time, Regulus will continue to operate as a separate and independent company.

Evercore is serving as exclusive financial advisor, and Latham & Watkins LLP is serving as legal counsel to Regulus.

Transaction Details

Under the terms of the merger agreement, Novartis, through a subsidiary, will initiate a tender offer to acquire all of Regulus’ outstanding shares for a price of $7.00 per share in cash at closing, plus a non-tradeable CVR for an additional $7.00 per share in cash, payable upon the achievement of a specified milestone with respect to regulatory approval of farabursen. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Regulus’ outstanding shares, and other customary closing conditions and regulatory clearance. Upon the successful completion of the tender offer, a subsidiary of Novartis will be merged with and into Regulus and any remaining shares of common stock of Regulus will be cancelled and converted into the right to receive the same merger consideration (including the contingent value right) per share payable in the tender offer.

About Regulus

Regulus Therapeutics Inc. (Nasdaq: RGLS) is a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs. Regulus has leveraged its oligonucleotide drug discovery and development expertise to develop a pipeline complemented by a rich intellectual property estate in the microRNA field. Regulus maintains its corporate headquarters in San Diego, CA.

Important Information About the Tender Offer

The tender offer in connection with the transaction described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Novartis and Redwood Merger Sub Inc. (“Merger Sub”) intend to file with the Securities and Exchange Commission (“SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Novartis, Merger Sub and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “investors” section of the Company’s website at https://ir.regulusrx.com/. Further risks and uncertainties that could cause actual results to differ materially from the results anticipated by the forward-looking statements are detailed from time to time in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. These filings, when available, are available on the investor relations section of the Company’s website mentioned above or on the SEC’s website at https://www.sec.gov.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: statements regarding beliefs about the potential benefits of the transaction; the planned completion and timing of the transactions contemplated by the Agreement and Plan of Merger, dated as of April 29, 2025 (the “Merger Agreement”), by and among the Company, Novartis and Merger Sub. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks that the milestones related to the contingent value rights are not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Novartis and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Investor Relations Contact:

Cris Calsada

Chief Financial Officer

858-202-6376

ccalsada@regulusrx.com

Media Contact:

Argot Partners

212-600-1902

regulus@argotpartners.com